STOCK EXCHANGE RELEASE

Appiphany Technologies Holdings Corp.NEWS RELEASE

358 South 300 East

Salt Lake City, UT 84111

Appiphany Technologies Holdings Corp. Announces Purchase of Series A Preferred Stock from Shareholder

Salt Lake City, Utah – November 25, 2019—Appiphany Technologies Holdings Corp. (“Appiphany” or the “Company”), (OTCQB: APHD), a company focused on brand and IP protection services, announced today that Media Convergence Group sold 500,000 shares of the Company’s Series A Preferred Stock to Scott Cox (the "Transaction"). As a result of the Transaction, Mr. Cox now controls a majority of the Company’s voting stock.

In connection with the Transaction, Rob Sargent resigned as the Company’s Chief Executive Officer and Mr. Cox was appointed as the successor Chief Executive Officer.

About Appiphany Technologies Holdings Corp.

Appiphany Technologies Holdings Corp. is a US public company (OTCQB: APHD) which provides Digital Brand and IP protection services.  For more information, visit www.ipriskcontrol.com.

Forward-Looking Statements

Statements about the expected timing, and all other statements in this press release, other than historical facts, constitute forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements.  Forward-looking statements speak only as of the date hereof and are based on current expectation and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those projected.  A number of the matters discussed herein that are not historical or current facts deal with potential future circumstances and developments that may or may not materialize.  This press release speaks only as of its date, and except as required by law, we disclaim any duty to update.

Contact for Appiphany Technologies Holdings Corp. (OTCQB: APHD)

Appiphany Technologies Holdings Corp.

358 South 300 East

Salt Lake City, UT 84111

U.S.A.

Scott Cox, Chief Executive Officer

scott@basincap.com